                                                              Exhibit 10(f)
                                                                    Page 34


                                 SEVERANCE AGREEMENT


      This Severance Agreement ("Agreement") made and entered into this 21st day of November, 1995, by and between __________________ ("Executive") and TODAY'S BANCORP, INC. ("Company").

      WHEREAS, the Executive has been employed as ___________________ of TODAY'S BANK EAST since January, 1995; and

      WHEREAS, the Executive has raised concerns over the future of the Company and over his/her future employment should the Company undergo a Change of Control (as defined in paragraph 4 below); and

      WHEREAS, the Company wishes to retain the Executive's services and resolve the Executive's concerns; and

      WHEREAS, the Board of Directors of the Company has approved and authorized the Company to offer and execute this Agreement with the Executive.

      NOW, THEREFORE, the Company and Executive hereby agree as follows:

      1. The Executive agrees to continue his/her employment with the Company and agrees to continue his/her employment even if the there is a Change of Control in the Company providing that after the Change of Control, the Company does not terminate the Executive or substantially reduce the Executive's duties and responsibilities as defined in paragraph 5 below.

      2. In the event there is a Change of Control and the Executive is terminated within twelve (12) months of the Change of Control other than for "cause", the Executive shall be entitled to severance pay equal to 100% of the base salary, incentive compensation and bonus payments paid to the Executive by the Company in the calendar year prior to the year the Change of Control occurs (the "Severance Payment"). If the Executive's employment is terminated for "cause" following a Change of Control, the Executive shall have no right to receive the Severance Payment. "Cause" shall mean: personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than a law, rule or regulation relating to a traffic violation or similar offense) or a final cease and desist order.

      3. In the event there is a Change of Control and the Executive's job duties and responsibilities are substantially reduced (as defined in paragraph 5 below) within twelve (12) months of the Change of Control, the Executive has the option of terminating his/her employment and receiving the Severance Payment. The Executive must notify the President of the Company in writing within one (1) month of the substantial change in job duties and responsibilities. The Executive's right to terminate his/her employment as provided in this paragraph will expire within thirteen (13) months after the Change of Control.

      4. For purposes of this Agreement, Change of Control shall be deemed to occur upon any of the following:

             (a) the acquisition of 25% or more of the outstanding voting securities of the Company, directly or indirectly, in a transaction or series of transactions, by any person or persons acting as a group within the meaning of Section 13(d) of the Securities and Exchange Act of 1934, as amended; or the acquisition of more than 10% but less than 25% of the outstanding voting securities of the Company as described above, if the Board of Directors of the Company determines that a Change in Control has occurred;

             (b) a merger or consolidation of the Company where the Company is not the surviving corporation;

             (c) a merger or consolidation of the Company where the Company is the surviving corporation but where more than 50% of the Company's voting securities following such merger or consolidation are held by a person or persons, whether or not acting as a group, who were not stockholders of the Company during the two years preceding the announcement of such merger or consolidation;

             (d) during any two consecutive years the members of the Company's Board of Directors sitting at the beginning of that period cease to be a majority unless the newly elected directors were nominated by at least two-thirds of the members sitting at the beginning of the period;

             (e) the sale or transfer by the Company of all or substantially all of its assets; or

             (f) the filing with the Board of Governors of the Federal Reserve System of a change in control notice with respect to the Company.

      5. For purposes of this Agreement, a substantial change in the Executive's job duties and responsibilities shall mean any, or a combination of any, of the following:

             (a) a change in Executive's supervisor from an officer of the Company to a non-officer of the Company;

             (b) a fifty (50%) percent or greater reduction in the number of subordinates reporting to the Executive;

             (c) a loss of one or more of Executive's principal job duties or responsibilities. A principal job duty means the job exists in order to perform this job function or functions; or, without the assignment of this particular duty or function, the remaining duties and responsibilities of the job are rendered part-time, non-management, clerical, administrative or paraprofessional;

             (d) a demotion in job title or reduction in compensation (including bonuses) or benefits; or

             (e) the Company demands that the Executive transfer to a different work location located more than fifty (50) miles from the Executive's current work location.

      6.     (a)   For a one year period following the Executive's receipt of the Severance Payment (the "Restrictive Period"), the
                   Executive will not, in an area encompassing a ten mile radius from Rockford, Freeport and Galena, Illinois, directly or indirectly (I) engage or participate in any business directly or indirectly competitive with the business of the Company; (ii) enter the employ of, or render any other services to any person engaged in the banking business; or (iii) become interested in any such person in any capacity, including, without limitation, as an individual, partner, shareholder, lender, officer, director, principal, agent or trustee; provided, however, that the Executive may own, directly or indirectly, solely as an investment, securities of any person traded on any national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System as long as the
                   Executive is not a controlling person of, or a member of a group which controls, such person and as long as the Executive does not own, directly or indirectly, more than 5% of any class of equity securities, or securities convertible into or exercisable or exchangeable for 5% or more of any class of equity securities, of such person.

             (b) During the Restrictive Period, the Executive will not, directly or indirectly, solicit any employee of the Company or any of its direct or indirect subsidiaries or affiliates or parent corporations, if any (collectively, the "Affiliated Group") for employment with, or representation of (through consulting or any similar arrangement), the Executive or any corporation, partnership, bank or other entity by which the Executive is employed or of which the Executive is an owner, partner, principal or shareholder or in which the Executive has substantial financial interest.

             (c) The Executive hereby acknowledges that the lists of customers, vendors, marketing methods and plans and all other methods of operation of the Affiliated Group, including without limitation confidential statistics, group, divisional or individual subsidiary sales and profit information, proposed advertising and promotional programs, accounting and financial systems and other operating systems used by the Affiliated Group, as they may exist from time to time, are trade secrets and are proprietary information and, as such, are valuable, special and unique assets of the Affiliated Group. Accordingly, the Executive hereby agrees that he will not, during the Restrictive Period, disclose any of the information described in the immediately preceding sentence to any person, for any reason or purpose whatsoever. The provisions of this Section shall not apply to information and data which is generally available to the public or otherwise becomes generally available to the public.

             (d) During the Restrictive Period, the Executive shall not directly or indirectly, request or advise a customer of the Company or the Affiliated Group to curtail or cancel such customer's business relationship with the Company or the Affiliated Group.

             (e) If the Executive breaches or threatens to commit a breach of any of the provisions contained in this Section (the "Restrictive Covenants"), in addition to the other remedies available for a breach of this Agreement, the Company shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which is in addition to and not in lieu of any other rights and remedies available to the Company under law or in equity:

                   (i) The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the

                        Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company; and

                   (ii) The right and remedy to require the Executive to
                        account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Executive as a result of any action constituting a breach of the Restrictive Covenants.

             (f) The Executive hereby acknowledges and agrees that the Restrictive Covenants are reasonable and valid in duration and geographical scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions. If any court determines that any of the Restrictive Covenants or any part hereof is unenforceable because of the duration or geographical scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

      7. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in the City of Rockford in accordance with the laws of the State of Illinois by three (3) arbitrators, one of whom shall be appointed by the Company, one by the Executive, and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States Court of Appeals for the Seventh Circuit. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators, which shall be as provided in this Paragraph 6. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any and all of his/her rights under this Agreement, the Company shall pay (or the Executive shall be entitled to recover from the Company as the case may be) his/her reasonable attorneys' fees and costs and expenses in connection with the enforcement of Executive's rights (including the enforcement of any arbitration award in court) regardless of the final outcome, unless the arbitrators shall determine that under the circumstances, recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust.

      8. This Agreement is personal to the Executive. The Executive may not assign or delegate any of his/her rights or obligations hereunder without first obtaining the written consent of the Company.

      9. This Agreement shall be covered by the laws of the United States and the State of Illinois.

      10.    This Agreement is binding on the Company's successors and assigns.

      11. The parties expressly agree that nothing in this Agreement creates an employment contract for any specific term and that the Executive remains an employee at will. The only rights created in this Agreement are those relating to the provision of a severance benefit following a Change in Control in exchange for the Executive's continued services for the Company.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this ____ day of November, 1995.

                                        TODAY'S BANCORP, INC.



                                        By:________________________________
                                            Dan Heine, President and CEO



                                        Executive__________________________



Attest:


_______________________________________
Cynthia Lower
Vice President - Human Resources

                                TODAY'S BANCORP, INC.
                   Exhibit 11 - Computation of Net Income Per Share
                           for the years ended December 31


Average Shares Outstanding**               1995           1994           1993
--------------------------                 ----           ----           -----

1.  Average number of shares
       outstanding                     2,728,339      2,681,191      2,642,700

2.  Net additional shares
       resulting from assumed
       exercise of stock options*         28,269         19,986         45,835
                                         -------        -------        -------
3.  Adjusted average shares
       outstanding for fully
       diluted computation             2,756,608      2,704,177      2,688,535
                                       ---------      ---------      ---------
                                       ---------      ---------      ---------


Net income per share:

    Primary                              $  1.79        $  1.37        $  1.65
                                         -------        -------        -------
                                         -------        -------        -------

    Assuming full dilution               $  1.77       $  1.36         $  1.62
                                         -------        -------        -------
                                         -------        -------        -------



------------------
*Assumes proceeds from exercise of stock options used to purchase treasury shares at the greater of the year-end or the average market price during the period.

**All number of shares and per share amounts have been retroactively restated to reflect the three-for-two stock split that took place in February, 1993.